NATIONSBANK CORPORATION
Corporate Center, 56th Floor
Charlotte, NC 28255



NATIONSBANK                        NEWS RELEASE

FOR IMMEDIATE RELEASE
January 29, 1998

contact: Bob Stickler 704-386-8465

CHARLOTTE, NC, January 29, 1998 -- NationBank Corporation today entered into an agreement for the underwritten public offering of $350 million in subordinated notes due February 2008.

The public debt issue is part of a shelf registration for corporate debt securities and preferred and common stock previously declared effective by the Securities and Exchange Commission.

The 10-year non-callable subordinated notes have a coupon interest rate of 6 3/8 percent. The notes qualify as Tier 2 capital under the Federal Reserve Board's capital guidelines.

The offering will be sold through underwriters led by NationsBanc Montgomery Securities LLC, Bear, Stearns & Co., Inc., Merrill Lynch & Co. and Salomon Smith Barney. Closing is scheduled for February 4, 1998. Proceeds from the debt issue will be used for general corporate purposes.

NationsBank Corporation is the country's third largest banking company, with full-service banking offices in 16 states and the District of Columbia. Assets as of January 28, 1998 were $310.6 billion.

                                     www.nationsbank.com